EXHIBIT 1.1

TROIKA MEDIA GROUP, INC.

UNDERWRITING AGREEMENT

[●] Shares of Common Stock

and

[●] Investor Warrants (Exercisable for up to [●] Shares of Common Stock)

[●], 2021

Kingswood Capital Markets,

division of Benchmark Investments, Inc.

17 Battery Place

New York, NY 10004

As the Representative of the

Several Underwriters, if any, Named on Schedule I hereto

Ladies and Gentlemen:

Troika Media Group, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), is acting as the representative (the “Representative”), an aggregate of [●] authorized but unissued shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and common stock purchase warrants (the “Investor Warrants” and together with the Firm Shares, the “Firm Securities”) exercisable for up to [●] shares of Common Stock (the “Investor Warrant Shares”). The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional [●] authorized but unissued shares of Common Stock (the “Option Shares”) and/or additional Investor Warrants (the “Option Warrants”) exercisable for up to [●] shares of Common Stock (the “Option Warrant Shares”, and together with the Option Warrants and Option Shares, the “Option Securities”), representing 15% of the Firm Securities. The Option Securities and, together with the Firm Securities, the “Securities.”

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The Company and the several Underwriters hereby confirm their agreement as follows:

1.Registration Statement and Prospectus.

The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333-[●]) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), including a preliminary prospectus relating to the Securities and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Underwriting Agreement (this “Agreement”). Such registration statement, as amended (including any post-effective amendments), has been declared effective by the Commission and remains effective on or prior to the date of this Agreement. Such registration statement, including the preliminary prospectuses and any amendments thereto (including any post-effective amendments thereto), at the time of effectiveness thereof (the “Effective Time”), the financial statements, exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files a registration statement pursuant to Rule 462(b) under the Securities Act in connection with the offering of the Securities (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company shall file a final prospectus filed with the Commission pursuant to Rule 424 under the Securities Act covering the Securities, which may include the information permitted to be omitted therefrom at the Effective Time by Rule 430A or Rule 430B under the Securities Act, as applicable, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.” Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Final Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Time, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, a Preliminary Prospectus, Final Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto.

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2. Representations and Warranties of the Company Regarding the Offering of Securities.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), if any, as follows:

(i) No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement, at the time of filing thereof, conformed in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below), as of [●] (Eastern time) on the date hereof (the “Applicable Time”), on the Closing Date, and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication (as defined in Section 2(a)(iv) below), when considered together with the Time of Sale Disclosure Package, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package, or any Prospectus in reliance upon, and in conformity with, the written information furnished by any Underwriters’ Information (as defined below). No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any Prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii) Emerging Growth Company. The Company is not an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

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(iv) Testing-the-Waters Communications. The Company (A) has not alone engaged in any Testing-the-Waters Communication (as defined below), other than Testing-the-Waters Communications with the written consent of the Representative, and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company confirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company has filed publicly on EDGAR, at least 15 calendar days prior to any “road show” (as defined in Rule 433 und the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Securities. Each Written Testing-the-Waters Communication, did not, as of the Applicable Time, on the Closing Date, and on each Option Closing Date, if any, and at all times through the completion of the offer and sale of the Securities will not, include any information that conflicted or conflicts with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(v) Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of the Closing Date and as of each Option Closing Date, if any, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, the Underwriters’ Information (as defined below). As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any Preliminary Prospectus deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II hereto.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

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(B) At the time of filing of the Registration Statement and at the date hereof, the Closing Date and the Option Closing Date, if any, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus listed on Schedule III hereto satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi) SEC Reports; Financial Statements. Due to an order issued by the Commission, the Company is not and has not been subject to filing requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since July 2018; (the foregoing materials, including the exhibits thereto and documents incorporated by reference, together with the Prospectus, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not and has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company and its subsidiaries, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, and fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. The selected financial data set forth under the caption “Selected Historical Consolidated Financial and Operating Data” in the Registration Statement and any Prospectus fairly present, on the basis stated in such filings, the information included therein.

(vii) Pro Forma Financial Information. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statements amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. No other pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the rules and regulations thereunder to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

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(viii) Independent Accountants. To the Company’s knowledge, RBSM LLP, which has expressed its opinion with respect to the financial statements included as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(ix) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and are designed to ensure that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(xi) Statistical and Marketing-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are not based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects. The Company has obtained the written consent of its customers for the use of any applicable case study data included in the Registration Statement, Time of Sale Disclosure Package or the Final Prospectus, or in any Marketing Materials, to the extent required.

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(xii) Trading Market. The Common Stock and the Company’s warrants issuable pursuant to the Warrant Agreement are each registered pursuant to Section 12(b) of the Exchange Act and approved for listing on the exchange market of the ____________ (the “National Securities Exchange”).

(xiii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xiv) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xv) Lock-Up Agreements. Schedule V hereto contains a complete and accurate list of the Company’s officers, directors, employees, consultants and each beneficial owner of the Company’s outstanding shares of Common Stock (or securities convertible or exercisable into shares of Common Stock) (collectively, the “Lock-Up Parties”). The Company has caused each of the Lock-Up Parties to deliver to the Representative an executed Lock-Up Agreement, in the form attached hereto as Exhibit A (the “Lock-Up Agreement”), prior to the execution of this Agreement by the parties hereto.

(xvi) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the SEC Reports conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the SEC Reports, or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any of its subsidiaries is a party or by which it is or may be bound or affected and that is referred to in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the SEC Reports has been duly authorized and validly executed by the Company or its subsidiaries and is in full force and effect in all material respects and is enforceable against the Company or its subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or any of its subsidiaries, and neither the Company, its subsidiaries nor, to the Company’s knowledge, any other party thereto is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or its subsidiaries of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of its assets or businesses, including, without limitation, those relating to Environmental Laws (as defined below).

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(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i) Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, properties, operations, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(ii) Authorization. The Company has the power and authority to enter into this Agreement, the Investor Warrants, the Option Warrants (if applicable), the Warrant Agreement (as defined below), the Underwriter Warrants (as defined below) and the Lock-Up Agreements, and to authorize, issue and sell the Securities and the Underwriter Warrant Shares (as defined below) as contemplated by this Agreement, the Investor Warrants, the Option Warrants (if applicable), the Warrant Agreementand the Underwriter Warrants, as applicable. This Agreement, the Investor Warrants, the Option Warrants (if applicable), the Warrant Agreement, the Underwriter Warrants and the Lock-Up Agreements have each been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and no further action is required by the Company, the Company’s board of directors or the Company’s stockholders in connection herewith or therewith.

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(iii) Contracts. The execution, delivery and performance of this Agreement, the Investor Warrants, the Option Warrants (if applicable), the Warrant Agreement (as defined below), the Underwriter Warrants and the Lock-Up Agreements and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation, or order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach, violation or default would not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event would not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation or by-laws, each as amended to date.

(iv) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in (A) violation, (B) breach, or (C) default under its articles of incorporation, by-laws or other equivalent organizational or governing documents, each as amended to date, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the Investor Warrants, the Option Warrants (if applicable), the Warrant Agreement, the Underwriter Warrants and the Lock-Up Agreements, and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, Underwriter Warrants and the Underwriter Warrant Shares, which has been effected, (B) the necessary filings and approvals from the National Securities Exchange to list the Securities and the Underwriter Warrant Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase of the Securities, Underwriter Warrants and Underwriter Warrant Shares and distribution of the Securities by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

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(vi) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable securities laws and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected to have a Material Adverse Effect. Except for the issuances of options or restricted stock pursuant to the Company’s stock option or employee stock purchase plans, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. Except (i) as a result of the purchase and sale of the Securities, (ii) pursuant to the exercise of employee stock options and under the Company’s stock option or employee stock purchase plans, the issuance of shares of Common Stock to employees under the Company’s employee stock purchase plans and pursuant to conversion and/or exercise of any Company securities outstanding as of the date of the Company’s most recently filed SEC Report, or (iii) as otherwise set forth in the SEC Reports, the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any individual or entity any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Company subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of Common Stock or other Company securities or the capital stock of any Company subsidiary. The issuance and sale of the Securities will not obligate the Company or any of its subsidiaries to issue shares of Common Stock or other securities to any individual or entity (other than the Underwriters). There are no outstanding securities or instruments of the Company or any of its subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any such subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Firm Shares, and if applicable, any Option Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Investor Warrant Shares, and any Option Warrant Shares, when issued, paid for and delivered upon due exercise of the Investor Warrants and Option Warrants, respectively, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Underwriter Warrant Shares, when issued, paid for and delivered upon due exercise of the Underwriter Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights. The Investor Warrant Shares, the Option Warrant Shares and the Underwriter Warrant Shares have been reserved for issuance by the Company with its transfer agent for its shares of Common Stock. The Investor Warrants, Option Warrants and Underwriter Warrants, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except as set forth in the Registration Statement, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. No individual or entity has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, except such rights which have been waived prior to the date hereof.

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(vii) Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with the relevant taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

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(ix) Absence of Proceedings. Other than as set forth in the Registration Statement, the Time of Sale Disclosure Package, the Preliminary Prospectus and the Final Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

(x) Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its and its subsidiaries’ respective businesses, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them would not, individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Permit or the noncompliance with any ordinance, law, rule or regulation applicable to the Company or its subsidiaries.

(xi) Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company and its subsidiaries, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them, to their knowledge, under valid, subsisting and enforceable leases with only such exceptions as are not material and with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

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(xii) Intellectual Property. The Company and each of its subsidiaries owns, or has valid, binding and enforceable licenses or other rights under, the patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, except where the failure to have any of the foregoing would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. None of, and neither the Company nor any of its subsidiaries has received a notice (written or otherwise) that any of, the Intellectual Property has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee with respect to its Intellectual Property and neither the Company nor any of its subsidiaries has any knowledge that the Company’s or any of its subsidiaries’ products or planned products violate or infringe upon the rights of any individual or entity, except as could not have or reasonably be expected to not have a Material Adverse Effect.. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the Company’s knowledge, threatened, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries and (B) no material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent material labor disturbance by the employees of any of its, or its subsidiaries’, principal suppliers, manufacturers, customers or contractors that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

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(xiv) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any “employee benefit plan” (as defined under ERISA) established or maintained by the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each “employee benefit plan” established or maintained by the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. Neither the Company nor any of its subsidiaries has incurred or reasonably expects to incur any material liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xvi) SOX Compliance. The Company has taken all necessary actions to ensure that, at the Effective Time of the Registration Statement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof (collectively, the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to be in compliance with as of the Effective Time of the Registration Statement (taking into account all exemptions and phase-in periods provided under the Jumpstart Our Business Startups Act and otherwise under applicable law).

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(xvii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xviii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries, or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure and promote continued compliance therewith.

(xix) OFAC. Neither the Company nor any of its subsidiaries or any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(xx) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable and customary for the conduct of their collective business. Neither the Company nor any Company subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(xxi) Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii) No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate.

(xxiii) No Violation. Neither the Company nor any its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract (as defined below) that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(xxiv) No Undisclosed Relationships.No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), affiliates, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

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(xxv) Insider Transactions.There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries, or any of their respective family members, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.All transactions by the Company with office holders, control persons of the Company or other Company affiliates have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvi) No Registration Rights. No person or entity has the right to require registration of any shares of Common Stock or other securities, whether or not issued and outstanding,of the Company or any of its subsidiaries within 270 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act. In this regard, the Company shall not file any type registration statement during such 270-day lock-up period stated above.

(xxvii) Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxviii) Transactions Affecting Disclosure to FINRA.

(1) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or, except as contemplated in this Agreement, any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

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(2) Payments Within Twelve (12) Months. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Time of the Registration Statement, other than the payment to the Underwriters in connection with the public offering of the Securities contemplated hereunder.

(3) Use of Proceeds. None of the net proceeds of the public offering of the Securities contemplated hereunder will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(4) No FINRA Affiliations. Except as disclosed to the Representative in writing, there is no: (A) officer or director of the Company or its subsidiaries, (B) beneficial owner of 5% or more of any class of the Company’s securities or (C) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the commencement of the sale of the Securities pursuant to the Registration Statement that is an affiliate or associated person of a FINRA member participating in the public offering contemplated hereunder (as determined in accordance with the rules and regulations of FINRA). The Company will immediately notify the Representative if it becomes aware that any of the persons referred to in clauses (A), (B) or (C) of the immediately preceding sentence is or becomes an affiliate or associated person of a FINRA member participating in the public offering of the Securities contemplated hereunder.

(xxix) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxx) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities, (B) the terms of the Securities, the Underwriter Warrants and the Underwriter Warrant Shares, and (C) the terms of the documents referred to therein, are accurate and fair in all material respects.

(xxxi) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxxii) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any individual or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of the National Securities Exchange or any other trading market on which any of the securities of the Company are listed or designated.

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(xxxiii) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and of each Option Closing Date, if any, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the SEC Reports set forth all outstanding secured and unsecured indebtedness of the Company or any of its subsidiaries, or for which the Company or any of its subsidiaries has commitments. Other than disclosed therein, neither the Company nor any Subsidiary is in default with respect to any indebtedness.

(xxxiv) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(xxxv) Bank Holding Company Act. Neither the Company nor any of its subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(xxxvi) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(xxxvii) Board of Directors. The qualifications of the persons serving as board members and the overall composition of the Company’s board of directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the National Securities Exchange. At least one member of the Company’s board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Company’s board of directors qualify as “independent” as defined under the rules of the National Securities Exchange.

(b) Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Share shall be $[●] per Firm Share (92% of the public offering price of the Firm Share offered and sold to the public) and the purchase price for each Investor Warrant shall be $[●] per Investor Warrant (92% of the per Investor Warrant public offering price).

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Securities (in any combination of Firm Shares and Investor Warrants in the Underwriters’ sole discretion) and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 4(a) all or any portion of the Option Securities as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the Closing Date, by the giving of oral notice to the Company from the Representative, followed promptly by written or electronic notice to the Company of such exercise (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Securities as to which such over-allotment option is being exercised, and the date and time when the Option Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first (1st) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which such over-allotment option shall have been exercised unless the Company and the Underwriters otherwise agree. If the Underwriters elect to purchase less than all of the OptionSecurities, the Company agrees to sell to the Underwriters the number of Option Securities obtained by multiplying the number of Option Securities specified in such notice by a fraction, the numerator of which is the number of Option Securities set forth opposite the name of the Underwriters in Schedule I hereto under the caption “Number of Option Securities to be Sold” and the denominator of which is the total number of Option Securities. The Representative may retract its exercise of such over-allotment option at any time prior to the Option Closing Date by written notice to the Company.

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(c) Payment of the purchase price for and delivery of the Option Securities shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Securities as set forth in subparagraph (d) below.

(d) The Firm Securities will be delivered by the Company to the Representative, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Kingswood Capital Markets, division of Benchmark Investments, Inc., 17 Battery Place, New York, NY 10004, or such other location as may be mutually acceptable to the parties hereto, at 6:00 a.m. Eastern Time, on the third (or if the Firm Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Securities, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Securities is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Securities, which shall be registered in the name or names, and shall be in such denominations, as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

(e) It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Securities that the Underwriters have agreed to purchase. The Representative, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

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(f) On the Closing Date, the Company shall issue to the Representative (and/or its designees), warrants (the “Underwriter Warrants”), in form and substance acceptable to the Representative, for the purchase of up to an aggregate of [●] shares of Common Stock (which is equal to an aggregate of 8% of the Firm Securities sold on the Closing Date), and, in the event that the Underwriters exercise the over-allotment option, on each Option Closing Date, the Company shall issue to the Representative (and/or its designees) Underwriter Warrants for the purchase of up to 8% of the Option Securities sold on the Option Closing Date (up to an aggregate of [●] shares of Common Stock if such over-allotment option is exercised in full), which Underwriter Warrants shall be registered in the name or names, and shall be in such denominations, as the Representative may request at least one (1) business day before the Closing Date and Option Closing Date, if any. The shares of Common Stock underlying the Underwriter Warrants are referred to herein as the “Underwriter Warrant Shares.” The Underwriter Warrants shall be exercisable, in whole or in part, commencing on a date which is one hundred eighty days from the commencement of sales of the Firm Shares and Option Shares, as applicable and expiring on the five-year anniversary of the Effective Time at an initial exercise price per share of Common Stock of $[●], which is equal to 125% of the public offering price per Share. The Representative understands and agrees that there are significant lock-up restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days from the commencement of sales of the Firm Shares and Option Shares, as applicable, and by its acceptance thereof agrees that it will not sell, transfer, assign, pledge or hypothecate the Underwriter Warrants, or any portion thereof, or have such securities be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days from the commencement of sales of the Firm Shares or Option Shares, as applicable, to anyone except (i) by operation of law or by reason of reorganization of the Company; (ii) to the Representative or any Underwriter or FINRA member firm participating in the Offering, and the respective officers, partners, registered persons or affiliates thereof, if all such securities so transferred remain subject to the lock-up restriction in this Section 4(f) for the remainder of such time period, (iii) if the aggregate amount of securities of the Company held by the Representative or participating FINRA member firm do not exceed 1% of the Company’s securities being offered in connection with the offering of Securities, (iv) such securities are beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating FINRA member manages or otherwise directs investments by the fund, and participating FINRA members in the aggregate do not own more than 10% of the equity in the fund, (v) of an issuer that meets the registration requirements of Commission Forms S-3, F-3 or F-10, (vi) if such securities are considered non-convertible or non-exchangeable debt securities acquired in a transaction related to the offering and sale of the Securities, (vii) if such securities are considered derivative instruments acquired in connection with a hedging transaction related to the offering and sale of the Securities and at a fair price, (viii) such securities were acquired in a transaction meeting the requirements of FINRA Rule 5110(d), (ix) such securities were received as underwriting compensation, and are registered and sold as part of a firm commitment offering, (x) such securities are “actively-traded” (as defined in Rule 101(c)(1) of Regulation M promulgated by the Commission), (xi) such securities are transferred or sold back to the Company in a transaction exempt from registration with the Commission, or (xii) the exercise of the Underwriter Warrants, if such warrants and the Underwriter Warrant Shares remain subject to the lock-up restriction in this Section 4(f) for the remainder of such time period.

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(g) The Company acknowledges and agrees that, with respect to any notice(s) of exercise or election to purchase delivered by a Holder (as defined in the Investor Warrants and Option Warrants, as applicable) on or prior to 12:00 p.m. (New York City time) on the Closing Date, which notice(s) or election(s) may be delivered at any time after the time of execution of this Agreement, the Company shall deliver the Investor Warrant Shares or Option Warrant Shares, as applicable, subject to such notice(s) to the Holder by 4:00 p.m. (New York City time) on the Closing Date. The Company acknowledges and agrees that the Holders are third-party beneficiaries of this covenant of the Company.

(h) The Investor Warrants and the Option Warrants, if any, shall be issued pursuant to, and shall have the rights and privileges set forth in, a warrant agent agreement, dated on or before the Closing Date, between the Company and American Stock Transfer & Company, LLC, as warrant agent, in the form attached hereto as Exhibit C (the “Warrant Agreement”).

5. Covenants.

The Company covenants and agrees with the Underwriters as follows:

(a) The Company shall prepare the Final Prospectus in a form approved by the Underwriters and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430C under the Securities Act, as applicable, and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

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(d) (i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Underwriters the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

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(f) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses incurred in connection with the delivery to the Underwriters of the Securities (including transfer taxes allocated to the respective transferees, all fees and expenses of the registrar and transfer agent of the Securities (if other than the Company) and the cost of preparing and printing warrant certificates), (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities and the Underwriter Warrants, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (iii) all reasonable filing fees and reasonable fees and disbursements of Sullivan & Worcester LLP, Underwriters’ counsel (“Sullivan & Worcester”), incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate and incident to any required review and approval by FINRA of the terms of the sale of the Securities and the Underwriter Warrants, (v) all fees and expenses relating to the listing of the Securities on the National Securities Exchange, (vi) the fees and expenses of the Company’s accountants, (vii) the costs and expenses of any Testing-the-Waters Communications, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (not including the Underwriters and their representatives) engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (not including the Underwriters and their representatives), and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company shall reimburse the Representative for the reasonable and documented out-of-pocket expenses of the Underwriters incurred in connection with the offer and sale of the Securities contemplated hereby, including the fees and disbursements of Sullivan & Worcester, in an amount not to exceed $175,000. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the external counsel legal costs of Sullivan & Worcester detailed in this Section 5(h), irrespective of whether the offering and sale of Securities is consummated or not, subject to a maximum of $75,000 in the event there is not a Closing. The Company further agrees that, in addition to the expenses payable pursuant to this Section 5(h), at the Closing Date and each subsequent Option Closing Date, if any, it will pay the Underwriters a non-accountable expense allowance of 1.0% of the gross proceeds raised from the sale of the Securities.

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(i) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(j) The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus set forth on Schedule III and consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated, or agrees that it will treat, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(l) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending two hundred seventy (270) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance of Common Stock upon the exercise of options or warrants, vesting or settlement of restricted stock units, or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (C) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (D) the filing of a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to the terms of any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, or (E) the issuance of shares of Common Stock in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity; provided, however, that in the case of clause (E), such shares of Common Stock shall not in the aggregate exceed 10% of the Company’s outstanding shares of Common Stock on a fully diluted basis after giving effect to the sale of the Securities, the Underwriter Warrants and the Underwriter Warrant Shares contemplated by this Agreement. Notwithstanding the foregoing, if (1) the Company is not an Emerging Growth Company; and (2) either (i) during the period that begins on the date that is 17 days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(l) shall continue to apply until the expiration of the date that is 18 days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this sentence will not apply if, within three (3) days of the termination of the Lock-Up Period, the Company delivers to the Representative a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” within the meaning of Rule 101 of Regulation M promulgated under the Exchange Act.

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(m) The Company hereby agrees, during a period of three (3) years from the Effective Time, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on EDGAR shall be considered furnished for purposes of this Section 5(m).

(n) The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Securities.

(o) The Company hereby agrees to use its best efforts to obtain approval to list (i) the Firm Shares (and the Option Shares, if any), (ii) the Investor Warrant Shares (and the Option Warrant Shares, if any) and (iii) the Underwriter Warrant Shares on the National Securities Exchange; it being understood that, in the case of (iii), such listing application may not be made until the earlier of (x) the date the Underwriter Warrants are registered with the Commission and (y) 180 days after the Closing Date. During such time as the Securities are listed on the National Securities Exchange, the Company shall provide to the Underwriters, at the Company’s expense, such reports published by the National Securities Exchange relating to price and trading of such securities, as the Underwriters shall reasonably request.

(p) The Company will promptly notify the Representative if the Company determines that it is an Emerging Growth Company at any time prior to the later of (i) the end of the Prospectus Delivery Period and (ii) the expiration of the Lock-Up Period described in Section 5(l) above.

(q) For a period of twenty-four months from the date hereof, the Company will use its best efforts to maintain the registration of the Common Stock under the Exchange Act. The Company will not deregister the Common Stock under the Exchange Act without the prior written consent of the Representative.

(r) The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until nine (9) months from the date hereof.

(s) At the request of the Representative, by 9:00 a.m. (New York City time) as of the date hereof, or, if this Agreement is executed after 9:00 a.m. (New York City time) by the time reasonably requested by the Representative, the Company shall issue a press release disclosing the material terms of the offering of the Securities. The Company and the Representative shall consult with each other in issuing any press releases with respect to such offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any other press release of such Underwriter, or without the prior consent of such Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first (1st) business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

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(t) For a period of twelve (12) months from the Closing Date, the Company grants the Representative a right of first refusal to act as sole investment banker, sole book-runner, and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity-linked financings of the Company during such twelve (12) month period, or any successor to or any current or future subsidiary of the Company (a “Subject Transaction”). The Representative shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative. Notwithstanding the foregoing, the Company may sell securities directly to its directors and affiliates without triggering such right of first refusal provided in this Section 5(t), so long as no broker-dealer is involved in such a transaction.

(u) Notwithstanding any other provision of this Agreement, in the event that the offering and sale of Securities is not consummated by the Underwriters as contemplated herein, for a period beginning on the date hereof and ending on the date that is twelve (12) months from the earlier of (i) the Closing Date (or Option Closing date, if any), or (ii) six (6) months from the date hereof (unless such six-month period is mutually extended by the parties hereto), in the event that the Company receives any proceeds from the sale of securities to any investor actually introduced to the Company by the Representative during such period (a “Tail Financing’”) and the Company has direct knowledge of such investor’s participation, the Company agrees to pay to the Representative a cash fee equal to 8.0% of such gross proceeds; provided that any purchase of any Company securities in an at-the-market offering shall not be deemed a Tail Financing.

(v) Until nine (9) months after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representative, which shall not be unreasonably withheld if such stock split or reclassification is for purposes of maintaining the Company’s National Securities Exchange listing.

(u) If all or any portion of an Investor Warrant or Option Warrant, as applicable, is exercised at a time when there is an effective registration statement to cover the issuance of the Investor Warrant Shares, or Option Warrant Shares, respectively, or if the Investor Warrant or Option Warrant, as applicable, is exercised via cashless exercise at a time when such Investor Warrant Shares or Option Warrant Shares, respectively, would be eligible for resale under Rule 144 by a non-affiliate of the Company, the Investor Warrant Shares or Option Warrant Shares, respectively, issued pursuant to any such exercise shall be issued free of all restrictive legends. If at any time following the date of this Agreement, the Registration Statement (or any subsequent registration statement registering the sale or resale of the Investor Warrant Shares or Option Warrant Shares) is not effective or is not otherwise available for the sale of the Investor Warrant Shares or Option Warrant Shares, respectively, the Company shall immediately notify the holders of the Investor Warrants or Option Warrants, as applicable, in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale of the Investor Warrant Shares or Option Warrant Shares, respectively, (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any holder thereof to sell, any of the Investor Warrant Shares or Option Warrant Shares, as applicable, in compliance with applicable federal and state securities laws).

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6. Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), if any, of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b) The Firm Shares, the Investor Warrant Shares and the Underwriter Warrant Shares (and if applicable, the Option Shares and the Option Warrant Shares) shall be approved for listing on the National Securities Exchange, subject to official notice of issuance.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements in connection with the offer and sale of the Securities.

(d) The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Underwriters, is material, or omits to state a fact which, in the reasonable opinion of the Underwriters, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On the Closing Date and on each Option Closing Date, as applicable, there shall have been furnished to the Representative, on behalf of the Underwriters, the written opinion and Rule 10b-5 negative assurance letter of Davidoff Hutcher & Citron LLP, counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters.

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(f) On the Closing Date and on each Option Closing Date, as applicable, there shall have been furnished to the Representative the Rule 10b-5 negative assurance letter of Sullivan & Worcester dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g) The Representative shall have received a letter from RBSM LLP, on the date hereof, on the Closing Date and on each Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Representative, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five (5) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters reasonably required by the Underwriters.

(h) The Company shall have furnished to the Representative a certificate of the Company, dated the Closing Date or the Option Closing Date, as applicable, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that the signers of such certificate have carefully examined this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and any supplements or amendments thereto and that:

(i) The representations and warranties of the Company that are qualified by materiality or by reference to any Material Adverse Effect in this Agreement are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, as applicable. The Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) There has been no occurrence of any event resulting, or reasonably likely to result, in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

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(i) The Company shall have furnished to the Representative a certificate of the Company, dated the Closing Date or the Option Closing Date, as applicable, signed by the Secretary of the Company (the “Secretary’s Certificate”), in his or her capacity as an officer of the Company certifying: (i) that each copy of the Company’s articles of incorporation and by-laws, each as amended to date, attached to the Secretary’s Certificate is true, correct and complete, has not been modified and is in full force and effect; (ii) that a true, correct and complete copy of each of the resolutions of the Company’s board of directors and the resolutions of the pricing committee of the Company’s board of directors relating to the approval of the pricing and the offering of the Securities is attached to the Secretary’s Certificate and such resolutions are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

(j) On or before the date hereof, the Representative shall have received duly executed Lock-Up Agreements executed by each of the Lock-Up Parties specified in Schedule V hereto. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an executive officer or director of the Company and provides the Company with notice of the impending release or waiver at least three (3) business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) business days before the effective date of the release or waiver.

(k) The Representative shall have received on and as of the Closing Date or the Option Closing Date, as applicable, satisfactory written evidence of the good standing of the Company and its subsidiaries and of each such entity’s qualification to conduct business in all applicable jurisdictions from the applicable Secretary of State or other governing body of its jurisdiction of organization and in which it conducts business.

(l) At the Closing Date, and on each Option Closing Date, as applicable, the Representative shall have received the Underwriter Warrants exercisable for such applicable number of Underwriter’s Warrant Shares.(m) At the Closing Date, and on each Option Closing Date, as applicable, the Representative shall have received the Firm Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters.

(n) At the Closing Date, the Investor Warrants and, as to each Option Closing Date, if any, the applicable Option Warrants, pursuant to the delivery requirements set forth in the Warrant Agreement.

(o) The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by written notice to the Company at any time at or prior to the Closing Date or the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

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7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the Effective Time and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, Marketing Materials, any Written Testing-the-Waters Communications, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriters’ Information (as defined below).

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(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, Marketing Materials, any Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, Marketing Materials, any Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriters’ Information (as defined below), and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Underwriter Indemnified Party shall be limited to the amount of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(f) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Indemnified Party; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party.

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(g) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, Marketing Materials, any Prospectus or any Issuer Free Writing Prospectus, other than the Underwriters’ Information. “Underwriters’ Information” means the names of the Underwriters contained on the cover page of the Pricing Prospectus and the Final Prospectus and the following disclosure contained in the “Underwriting” section of the Final Prospectus: statements that relate to the amount of selling concession and re-allowance or to over-allotment and stabilization and related activities that may be undertaken by the Underwriters, and statement relating to the electronic offer, sale and distribution of the Securities.

8 Representations and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the affiliates, officers, directors, employees, or controlling persons of the Company or the Underwriters referred to in Section 7 hereof, and will survive delivery of and payment for the Securities and the Underwriter Warrants. The provisions of Sections 5(h), 7, 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving written notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Securities to be purchased on such Option Closing Date only), if in the sole discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities (ii) trading in the Company’s Common Stock or warrants shall have been suspended by the Commission or the National Securities Exchange or trading in securities generally on the National Securities Exchange shall have been suspended or materially limited, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the National Securities Exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency (other than any national emergency existing on the date of this Agreement including, without limitation, the COVID-19 pandemic), or war, any substantial change or development involving a prospective substantial change in United States or other international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(h) and Section 9 hereof shall at all times be effective and shall survive such termination.

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(b) The rights of termination contained in this Section 9 may be exercised by the Representative and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 5(h), 7, 8 and 10 hereof.

(c) In the event the offering and sale of the Securities hereunder is terminated by the Representative as provided in Section 9(a), the Underwriters will only be entitled to the reimbursement of reasonable out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110.

(d) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representative by telephone, confirmed by letter.

10. Substitution of Underwriters. (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder on the Closing Date or any Option Closing Date, as applicable, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Securities by other persons are not made within forty-eight (48) hours after such default, the Company or the Representative shall have the right to terminate this Agreement.

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(b) If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Sections 2, 3, 5(h), 7, 8 and 9 through 17, inclusive, shall not terminate and shall remain in full force and effect; provided, however, that nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be delivered via mail or electronic transmission to Kingswood Capital Markets, division of Benchmark Investments, Inc., 17 Battery Place, New York, NY 10004, email: jrallo@kingswoodcm.com, Attention: Joseph T. Rallo, Chief Executive Officer; and if to the Company, shall be delivered via mail or electronic transmission to 1715 N. Gower St., Los Angeles, CA, email: rmachinist@troikamedia.com, Attention: Robert B. Machinist, Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such mail or email address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any Underwriters.

13 Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

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14 Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, and any Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND ANY PROSPECTUS.

18. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

19 Definitions. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which the Federal Reserve Bank of New York is closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Troika Media Group, Inc.

By:
Name:	Robert Machinist
Title:	Chief Executive Officer

Confirmed as of the date first above-mentioned by the Representative of the several Underwriters

Kingswood Capital Markets, division of Benchmark Investments, Inc.

By:
Name:	Sam Fleischman
Title:	Supervisory Principal

[Signature page to Underwriting Agreement]

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SCHEDULE I

Name	Number of Firm Securities to be Purchased	Number of Option Securities to be Purchased
Kingswood Capital Markets, division of Benchmark Investments, Inc.	[_____]	[_____]

Total	[_____]	[_____]

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SCHEDULE II

PRICING INFORMATION

Issuer:	Troika Media Group, Inc.
Proposed National Securities Exchange Symbols:	“TRKA” and “TRKAW”
Securities:	[●] Firm Shares and [●] Investor Warrants.
Over-allotment option:	Up to an additional [●] Option Shares at a price of $[●] per share of Common Stock and up to an additional [●] Option Warrants.
Initial public offering price:	$[●] per share of Common Stock and accompanying Investor Warrant.
Underwriting discount:	$[●] per share of Common Stock and Investor Warrant (8% of the total gross proceeds received by the Company from the sale of the Securities).
Expected net proceeds:	Approximately $[●] million ($[●] if the Underwriters’ over-allotment option is exercised in full) (after deducting the underwriting discount and estimated offering expenses payable by the Company).
Trade date:	[●], 2021.
Settlement date:	[●], 2021.
Underwriters:	Kingswood Capital Markets, division of Benchmark Investments, Inc. [_____]

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SCHEDULE III

Free Writing Prospectus

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SCHEDULE IV

Written Testing-the-Waters Communications

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SCHEDULE V

Lock-Up Parties

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EXHIBIT A

Form of Lock-Up Agreement

[____], 2021

Kingswood Capital Markets,

division of Benchmark Investments, Inc.

17 Battery Place

New York, NY 10004

Ladies and Gentlemen:

This agreement (“Lock-Up Agreement”) is being delivered to you in connection with the underwriting agreement (the “Underwriting Agreement”) to be entered into by Troika Media Group, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), and you with respect to the proposed public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The undersigned recognizes and acknowledges that the underwriters are relying upon the representations and agreements of the undersigned contained in this Lock-Up Agreement in conducting the Offering. In consideration thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is two hundred seventy (270) days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), (a) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or file (or participate in the filing of) a registration statement or prospectus with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to (i) any Common Stock or (ii) any other securities of the Company that are substantially similar to Common Stock or any securities convertible into or exchangeable or exercisable for, or any options or warrants or other rights to purchase Common Stock (the “Related Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or Related Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

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Notwithstanding the foregoing, the restrictions described above shall not apply to: (a) transfers of shares of Common Stock or Related Securities disposed of as bona fide gifts; (b) transactions by the undersigned relating to shares of Common Stock acquired in open market transactions after the completion of the Offering; (c) entry into written trading plans for the sale or other disposition by the undersigned of Common Stock for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period; (d) transfers by the undersigned of shares of Common Stock or Related Securities as a result of testate, intestate succession or bona fide estate planning; (e) transfers by the undersigned pursuant to a qualified domestic order or in connection with a divorce settlement, provided that in the case of any transfer or distribution pursuant this clause (e), any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or a settlement resulting from a legal proceeding unless such a statement would be prohibited by any applicable law or order of a court; (f) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned or a family member of the undersigned; (g) distributions by the undersigned of shares of Common Stock or Related Securities to members, partners or stockholders of the undersigned; (h) the conversion of a Related Security, or the exercise of an option or warrant outstanding on the Effective Time that would otherwise expire during the Lock-Up Period, by the undersigned, provided that the Common Stock or Related Securities received upon such conversion or exercise are subject to the terms of this Lock-Up Agreement; (i) the transfer or other disposition of Common Stock or Related Securities issued pursuant to the exercise of any stock option or restricted stock unit granted under a stock incentive plan or other equity award plan, which plan is described in the registration statement and prospectus filed with the Commission in connection with the Offering, to the Company upon (A) a vesting or settlement event of such securities or (B) upon the exercise of such securities pursuant to clause (h) above, in each case on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such securities (and any transfer or other disposition to the Company necessary in respect of such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of such vesting or exercise whether by means of a “net settlement” or otherwise) so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding securities (or Common Stock issuable upon exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, provided that the Common Stock or Related Securities received in connection with such “cashless” or “net exercise,” are subject to the terms of this Lock-Up Agreement, and provided further, that any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock as a result thereof shall include disclosure that such exercise was done on a “cashless” or “net exercise” basis with respect to an expiring option or warrant or to cover withholding tax and remittance obligations, as applicable; (j) the transfer of Common Stock or Related Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company, provided, however, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, such Common Stock or Related Securities owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement, provided further, that for purposes of this clause (j), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company; (k) the transfer of Common Stock or Related Securities to the Company pursuant to agreements, which agreements are described in the registration statement and prospectus filed with the Commission in connection with the Offering, under which the Company has the option to repurchase such securities or a right of first refusal with respect to transfers of such securities, provided that in the case of any transfer or distribution pursuant this clause, any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to a right of repurchase or rights of first refusal by the Company; or (l) the conversion of the outstanding preferred stock of the Company into Common Stock in connection with the consummation of the Offering, provided that such securities remains subject to the terms of this Lock-Up Agreement; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (d), (e), (f), (g) or (h), each transferee, distributee or pledgee shall sign and deliver a lock-up letter substantially in the form of this Lock-Up Agreement, provided further that in the case of any such permitted transfer or distribution pursuant to clause (a), (b), (d), (f) and (g), no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned, reporting a reduction in beneficial ownership of the Equity Securities, shall be required or voluntarily made during the Lock-Up Period.

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The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, without the prior written consent of Kingswood, make any demand for, or exercise any right with respect to, the registration (or equivalent) of Common Stock or any Related Securities.

If (1) the Company is not an “emerging growth company” (as defined in Section 2(a)(19) of the Securities Act of 1933, as amended); and (2) either (i) during the period that begins on the date that is 17 days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is 18 days after the date on which the issuance of the earnings release or the material news or material event occurs; provided, however, that this sentence will not apply if, within three days of the termination of the Lock-Up Period, the Company delivers to Kingswood a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” within the meaning of Rule 101 of Regulation M promulgated under the Exchange Act. Such notice shall be delivered in accordance with notice provision of the Underwriting Agreement.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock. The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to the Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to the Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such Common Stock or other securities.

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The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that such agreement is enforceable against it in accordance with its terms.

This Lock-Up Agreement constitutes the entire agreement and understanding between and among the parties with respect to the subject matter of this Lock-Up Agreement and supersedes any prior agreement, representation or understanding with respect to such subject matter. This Lock-Up Agreement may be signed in an electronic, PDF or other facsimile form and such signatures of the parties shall be deemed to constitute original signatures.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York.

Upon the earliest to occur, if any, of (a) the Company notifying you in writing that it does not intend to proceed with the Offering, (b) the registration statement filed with the Commission with respect to the Offering being withdrawn, (c) the termination for any reason of the Underwriting Agreement prior to the closing date of the Offering, or (d) 270 days from the effective date of the final prospectus for the Offering (provided that the Company may, by written notice to the undersigned prior to 270 days from the effective date of the final prospectus for the Offering, extend such date for a period of up to an additional three months), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

[Signature Page Follows]

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Very truly yours,

Signature:

Name:

Title:

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EXHIBIT B

Form of Press Release

Troika Media Group, Inc.

[Date]

Troika Media Group, Inc. (the “Company”) announced today that Kingswood Capital Markets, division of Benchmark Investments, Inc. the Representative in the Company’s recent public sale of shares of the Company’s common stock, is [waiving][releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers, directors, stockholders] [an officer, director, stockholder] of the Company. The [waiver][release] will take effect on , 20 , and the shares of common stock may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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Exhibit C

Warrant Agreement

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